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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT

Board of Directors
Alliance Gaming Corporation

We consent to the use of our report dated August 11, 1999 with respect to the consolidated statements of operations, stockholders' equity (deficiency) and cash flows of Alliance Gaming Corporation ("Company") for the year ended June 30, 1999, included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, which Annual Report is incorporated herein by reference.

KPMG LLP

Phoenix, Arizona
January 16, 2002